AMENDMENT NO. 1 TO SETTLEMENT AGREEMENT
                    This is Amendment No. 1 to the Settlement Agreement made as of February 4, 2004, by and among Ventures-National Incorporated d/b/a Titan General Holdings Inc., a Utah corporation (the "Company"), Irrevocable Children's Trust (the "Trust") and Andrew Glashow ("Glashow")(the "Agreement").

WHEREAS, Glahow and the Company entered into the Agreement as of February 4, 2004;
                    WHEREAS, Glashow and the Company wish to amend the terms and conditions of the Settlement Agreement pursuant to this Amendment No. 1, which shall supercede the terms and conditions contained in the Agreement in their entirety.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties agree as follows:
1. PAYMENTS. In full satisfaction of all amounts owing and unpaid by the Company to Glashow as of the date of the Agreement:
(i) the Company agrees to pay Glashow an aggregate of $40,000 by wire transfer, bank check or certified check, upon execution of this Amendment No. 1; and
(ii) the Trust agrees to pay $60,000 to Glashow, by wire transfer, bank check or certified check, upon execution of this Amendment No. 1.
          2.          NO SETOFF. The obligation of the Company and the Trust to make the respective payments or deliveries (as the case may be) provided for in this Agreement, are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment, or adjustment whatsoever.

3. TERMINATION OF OPTIONS. Glashow agrees that any options to purchase shares of the Company's stock registered in the name of Glashow shall be terminated effective as of the date hereof.
          4.          RELEASE. Glashow waives, acquits, forever discharges and hereby releases the Company from any and all claims, demands, actions, or causes of action, whether known or unknown, arising from or related in any way to (i) any employment of or past or future failure or refusal to employ Glashoiw by Company, or (ii) any matter whatsoever which occurred or arose at any time prior to the date hereof.

5. ATTORNEY FEES. Each party shall pay his or its own attorneys' fees, costs and expenses related to this Agreement.
          6.          EFFECTIVENESS. This Agreement shall become effective upon the execution and delivery by the parties hereto.

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          7.          NOTICES. Unless otherwise provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three business days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as set forth on the signature pages hereof or to such other address as may be hereafter notified by the respective parties hereto.

8. AMENDMENTS AND WAIVERS. No provision hereof shall be modified, altered or limited except pursuant to a written instrument executed by the parties hereto.
          9.          SEVERABILITY. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

          10.          COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original and all of which shall together constitute one and the same agreement.

11. CAPTIONS. The captions of the Sections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
          12.          SUBMISSION TO JURISDICTION. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to each Settlement Document or for recognition and enforcement of any judgment in respect hereof brought by any other party hereto or its successors or assigns may be brought and determined in the courts of the State of New York, and each party hereto hereby irrevocably submits with regard to any such action or proceeding for itself and with respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts.

          13.          GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

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                    IN WITNESS WHEREOF the parties hereto or an officer thereof duly authorized have executed this Agreement as of the day and date first set forth above.

                                                                       /s/ Andrew Glashow
                                                                      Andrew Glashow

                                                                      VENTURES-NATIONAL INCORPORATED
                                                                       By:    /s/ Kenneth L. Shirley
                                                                       Name: Kenneth L. Shirley
                                                                       Title: President and Chief Executive Officer

                                                                       IRREVOCABLE CHILDREN'S TRUST
                                                                       By:    /s/ David Marks
                                                                       Name: David Marks
                                                                       Title: Trustee